                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       National Service Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   (NSI LOGO)

                       NATIONAL SERVICE INDUSTRIES, INC.
                                   NSI CENTER
                          1420 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 5, 2000

     The annual meeting of stockholders of NATIONAL SERVICE INDUSTRIES, INC. (the "Corporation") will be held on Wednesday, January 5, 2000, at 10:00 a.m. in the Richard H. Rich Auditorium at the Robert W. Woodruff Arts Center, 1280 Peachtree Street, N.E., Atlanta, Georgia, for the following purposes:

          (1) to elect directors;

          (2) to approve the amended and restated National Service Industries, Inc. Long-Term Achievement Incentive Plan;

          (3) to ratify the appointment of Arthur Andersen LLP as independent auditors for the Corporation for the fiscal year ending August 31, 2000; and

          (4) to transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on November 8, 1999 as the record date for the determination of the stockholders who will be entitled to notice of and to vote at this meeting or any adjournments thereof.

     A list of the stockholders entitled to vote at the meeting may be examined at the Corporation's executive offices, 1420 Peachtree Street, N.E., Atlanta, Georgia, during the ten-day period preceding the meeting.

November 22, 1999

                                          By order of the Board of Directors,

                                          /s/ Helen D. Haines
                                          HELEN D. HAINES
                                          Vice President and Secretary

                             YOUR VOTE IS IMPORTANT

     IF YOU ARE A STOCKHOLDER OF RECORD, YOU CAN NOW VOTE YOUR SHARES BY THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

     IF YOU WISH TO VOTE BY MAIL, PLEASE DATE, SIGN, AND MAIL THE ENCLOSED PROXY PROMPTLY.

     NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

                       NATIONAL SERVICE INDUSTRIES, INC.

                                   NSI CENTER
                          1420 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30309

                                PROXY STATEMENT

     The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Corporation for the annual meeting to be held on January 5, 2000. A copy of the annual report of the Corporation for the fiscal year ended August 31, 1999 and a proxy for use at the meeting are enclosed with this proxy statement. This proxy statement and the enclosed proxy are initially being mailed to stockholders on or about November 22, 1999.

                              GENERAL INFORMATION

PROXY

     Stockholders are requested to provide their voting instructions on the enclosed proxy by mail using the accompanying envelope, by the Internet, or by telephone. Stockholders who hold their shares through a bank or broker can vote by the Internet or by telephone if these options are offered by the bank or broker. At any time before the proxy is voted, it may be revoked by written notice to the Secretary of the Corporation. Proxies which are properly delivered, and not revoked, will be voted in accordance with stockholders' directions. Where no direction is specified, proxies will be voted for the election of the nominees listed below as directors, for approval of the amended and restated Long-Term Achievement Incentive Plan, and for ratification of the appointment of Arthur Andersen LLP as independent auditors for the Corporation.

     Stockholders may deliver their proxy using one of the following methods:

     By the Internet. Stockholders of record may give their voting instructions by the Internet as described on the proxy card. Internet voting is also available to stockholders who hold shares in the DirectService Plan, in the Employee Stock Purchase Plan, or in a 401(k) plan sponsored by the Corporation. The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded. Please see your proxy card for specific instructions.

     By Telephone. Stockholders of record may give their voting instructions using the toll-free number listed on the proxy card. Telephone voting is also available to stockholders who hold shares in the DirectService Plan, in the Employee Stock Purchase Plan, or in a 401(k) plan sponsored by the Corporation. The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.

     By Mail. Stockholders may sign, date, and mail their proxies in the postage-paid envelope provided. If you sign, date, and mail your proxy card without providing voting instructions on specific items, your proxy will be voted as stated above.

STOCK OUTSTANDING AND VOTING RIGHTS

     As of November 8, 1999, the record date for the annual meeting, there were 40,690,942 shares of common stock outstanding and entitled to vote. The holders of common stock, the only class of voting stock of the Corporation outstanding, are entitled to one vote per share for the election of directors and on the other matters presented.

VOTING PROCEDURE

     Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

SOLICITATION

     The cost of soliciting proxies is paid by the Corporation. Officers and regular employees of the Corporation, at no additional compensation, may assist in the solicitation of proxies. Solicitation will be by mail and perhaps by telephone and personal contact.

                      ITEM NO. 1 -- ELECTION OF DIRECTORS

     At the annual meeting thirteen (13) directors of the Corporation will be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. To be elected, a nominee must receive a plurality of the votes cast at the meeting. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the election of the nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No nominee for election as a director is proposed to be elected pursuant to any arrangement or understanding between the nominee and any other person or persons. It is believed that all such nominees are available for election. If any of the nominees are unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment.

INFORMATION CONCERNING NOMINEES

     All of the nominees listed below, other than Leslie M. Baker, Jr., Ray M. Robinson, and Neil Williams, are now directors of the Corporation and have served continuously since their election. All of the current directors were elected by the stockholders except Kathy Brittain White, who was elected by the Board of Directors effective October 13, 1999 to fill the vacancy created by the resignation of Charles W. McCall in June 1999. In addition, Robert M. Holder, Jr., John G. Medlin, Jr., and James C. Kennedy, who were elected at the last annual meeting, are retiring from the Board on January 5, 2000, and are not nominees.

     The following is a brief summary of each nominee's business experience, other directorships held, and membership on the standing committees of the Board of Directors of the Corporation.


---------------------------   JAMES S. BALLOUN                         Director since 1996
---------------------------
---------------------------   Mr. Balloun, 61 years old, was elected Chairman of the Board
---------------------------   and Chief Executive Officer of the Corporation effective
---------------------------   February 1, 1996, and was also elected President effective
---------------------------   October 19, 1996. He was previously affiliated with the
---------------------------   management consulting firm McKinsey & Company, Inc., which
---------------------------   he served as a Director from June 1976 until January 1996.
---------------------------   Mr. Balloun is a director of Georgia Pacific Corporation,
                              Radiant Systems, Inc., and Wachovia Corporation. Mr. Balloun
                              is Chairman of the Executive Committee of the Board.


---------------------------   LESLIE M. BAKER, JR.
---------------------------
---------------------------   Mr. Baker, 57 years old, has served since April 1998 as
---------------------------   Chairman of the Board of Wachovia Corporation and Wachovia
---------------------------   Bank. He has served as President and Chief Executive Officer
---------------------------   of Wachovia Corporation since 1994; President and Chief
---------------------------   Executive Officer of Wachovia Bank since June 1997 and from
---------------------------   1990 to 1993; and President and Chief Operating Officer of
---------------------------   Wachovia Corporation from February 1993 to December 1993.
                              Mr. Baker is a director of Carolina Power and Light Company.

-------------------------   JOHN L. CLENDENIN                      Director since 1996
-------------------------
-------------------------   Mr. Clendenin, 65 years old, is Chairman Emeritus of
-------------------------   BellSouth Corporation, which he served as Chairman from
-------------------------   December 1996 to December 1997 and as Chairman, President
-------------------------   and Chief Executive Officer from 1983 until December 1996.
-------------------------   He is a director of Coca-Cola Enterprises Inc., Equifax
-------------------------   Inc., The Home Depot, Inc., The Kroger Company, Nabisco
-------------------------   Group Holdings, Powerwave Technologies, Springs Industries,
                            Inc., and Wachovia Corporation. Mr. Clendenin previously
                            served as a director of the Corporation from 1984 until
                            1995. Mr. Clendenin is Chairman of the Executive Resource
                            and Compensation Committee and a member of the Executive
                            Committee of the Board.


-------------------------   THOMAS C. GALLAGHER                    Director since 1997
-------------------------
-------------------------   Mr. Gallagher, 51 years old, has served since 1990 as
-------------------------   President and Chief Operating Officer of Genuine Parts
-------------------------   Company. He also serves as Chairman and Chief Executive
-------------------------   Officer of S. P. Richards Company, a wholly-owned subsidiary
-------------------------   of Genuine Parts Company. He has been employed by Genuine
-------------------------   Parts Company since 1970 and has served as an executive
-------------------------   officer of the company since 1988. He is a director of
                            Genuine Parts Company and Oxford Industries, Inc. Mr.
                            Gallagher is Chairman of the Audit Committee and a member of the Executive Resource and Compensation and the Executive
                            Committees of the Board.


-------------------------   DAVID LEVY                             Director since 1984
-------------------------
-------------------------   Mr. Levy, 62 years old, is Executive Vice President,
-------------------------   Administration and Counsel of the Corporation. He served the
-------------------------   Corporation as Senior Vice President, Secretary and Counsel
-------------------------   from 1982 through September 1992. He has served as an
-------------------------   officer of the Corporation since 1973. Mr. Levy is a member
-------------------------   of the Executive Committee of the Board.
-------------------------

-------------------------   BERNARD MARCUS                          Director since 1990
-------------------------
-------------------------   Mr. Marcus, 70 years old, is one of the co-founders of The
-------------------------   Home Depot, Inc. He has served as its Chairman of the Board
-------------------------   since 1978 and also served as Chief Executive Officer from
-------------------------   1978 until May 1997. Mr. Marcus was Chairman of the Board
-------------------------   and President of Handy Dan Home Improvement Centers, Inc.
-------------------------   from 1972 to 1978. Mr. Marcus is a director of DBT Online,
-------------------------   Inc. and Westfield America, Inc. He is a member of the Audit and the Executive Committees of the Board.


-------------------------   SAM NUNN                                  Director since 1997
-------------------------
-------------------------   Mr. Nunn, 61 years old, is a senior partner in the Atlanta
-------------------------   law firm King & Spalding, which he joined in January 1997.
-------------------------   Previously, he served in the U.S. Senate for four terms
-------------------------   starting in 1972. Mr. Nunn is a director of The Coca-Cola
-------------------------   Company, General Electric Company, Internet Security Systems
-------------------------   Group, Inc., Scientific-Atlanta, Inc., Texaco, Inc. and
-------------------------   Total System Services, Inc. He is Chairman of the Corporate
                            Governance and Nominating Committee and a member of the
                            Executive Committee of the Board.



---------------------------   RAY M. ROBINSON
---------------------------
---------------------------   Mr. Robinson, 51 years old, is President of the Southern
---------------------------   Region of AT&T Corporation. He served as Vice
---------------------------   President -- Corporate Relations from 1994 to 1996. Mr.
---------------------------   Robinson joined AT&T in 1968 and has held numerous senior
---------------------------   management positions in marketing, corporate relations,
---------------------------   sales operations and regulatory affairs. Mr. Robinson is a
---------------------------   director of Citizens Trust Bank.

---------------------------   HERMAN J. RUSSELL                       Director since 1996
---------------------------
---------------------------   Mr. Russell, 68 years old, has served since 1959 as Chairman
---------------------------   of the Board and Chief Executive Officer of H.J. Russell &
---------------------------   Company, which is engaged in construction, client services,
---------------------------   and property management businesses. He also served as its
---------------------------   Chief Executive Officer from 1959 until November 1996. Mr.
---------------------------   Russell is a director of Citizens Trust Bank and Georgia
---------------------------   Power Company. He is a member of the Audit and the Corporate
                              Governance and Nominating Committees of the Board.


---------------------------   BETTY L. SIEGEL                         Director since 1988
---------------------------
---------------------------
---------------------------   Dr. Siegel, 68 years old, has served as President of
---------------------------   Kennesaw State University since 1981. She previously served
---------------------------   as Dean of the School of Education and Psychology and
---------------------------   Professor of Psychology at Western Carolina University from
---------------------------   1976 to 1981 and served as Dean of Academic Affairs for
---------------------------   Continuing Education at the University of Florida from 1972 to 1976. She is a director of AGL Resources Inc. and Equifax
                              Inc. Dr. Siegel is a member of the Executive Resource and
                              Compensation and the Corporate Governance and Nominating
                              Committees of the Board.

---------------------------   KATHY BRITTAIN WHITE                    Director since 1999
---------------------------
---------------------------   Ms. White, 50 years old, is Executive Vice President and
---------------------------   Chief Information Officer of Cardinal Health, Inc., a
---------------------------   company that provides healthcare products and services. She
---------------------------   was Senior Vice President and Chief Information Officer of
---------------------------   Allegiance Healthcare, Inc. from 1996 to April 1999,
---------------------------   Corporate Vice President and Chief Information Officer of
---------------------------   Baxter International, Inc. from 1995 to 1996, and Vice
                              President, Information Systems of AlliedSignal Corporation
                              from 1993 to 1995. Ms. White is a director of MECON, Inc.
                              She is a member of the Audit and the Corporate Governance
                              and Nominating Committees of the Board.


---------------------------   BARRIE A. WIGMORE                       Director since 1997
---------------------------
---------------------------   Mr. Wigmore, 57 years old, is a retired partner of Goldman
---------------------------   Sachs Group, Inc., an investment banking firm. He joined
---------------------------   Goldman Sachs in 1970, became a general partner in 1978, and
---------------------------   retired in 1988 as a limited partner. He is a director of
---------------------------   Potash Corporation of Saskatchewan. Mr. Wigmore is a member
---------------------------   of the Audit and the Executive Resource and Compensation
---------------------------   Committees of the Board.



---------------------------   NEIL WILLIAMS
---------------------------
---------------------------   Mr. Williams, 63 years old, became General Counsel and a
---------------------------   Global Partner of AMVESCAP PLC in October 1999. AMVESCAP
---------------------------   offers investment management and mutual fund services
---------------------------   primarily under the names INVESCO and AIM. From 1965 to
---------------------------   October 1999, he was a partner with the law firm Alston &
---------------------------   Bird LLP and served as managing partner from 1984 to 1996.
---------------------------   He began his career with Alston & Bird in 1961. Mr. Williams is a director of National Data Corporation and Printpack,
                              Inc.

COMPENSATION OF DIRECTORS

     During the fiscal year ended August 31, 1999, each director who was not an employee of the Corporation received an annual director fee of $40,000 and an additional annual fee of $5,000 for serving as chairman of a committee, payable quarterly in each case. Under the Nonemployee Director Deferred Stock Unit Plan, each director was paid one-half of the annual fee, and may elect to receive additional portions of the annual fee and the chairman fee, in deferred stock units under the Plan. Nonemployee directors receive a one-time grant of 1,000 deferred stock units upon their election and an annual grant of 350 deferred stock units. The value and return on deferred stock units is equivalent to the value and return on NSI stock. The director's account is generally payable on or after retirement; there is no other retirement plan for directors.

     Pursuant to the National Service Industries, Inc. 1992 Nonemployee Directors' Stock Option Plan, stock options are granted annually on the day of the Annual Meeting. Each nonemployee director received on January 6, 1999 a grant of a nonqualified option for the purchase of 1,000 shares of common stock at an exercise price of $37.375 per share, the fair market value on the grant date. Each option grant is exercisable after one year and remains exercisable for a period of ten years from the grant date.

     Directors may participate in the Corporation's Matching Gift Program. Under this program, the Corporation will match charitable contributions up to a total of $5,000 per individual per year.

     For information on compensation of directors who also served as executive officers during the fiscal year, see "Executive Compensation" below.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Mr. Nunn is a partner in the law firm King & Spalding, which the Corporation engages for certain legal services; Mr. Wigmore is a retired partner in the investment banking firm Goldman Sachs Group, LP, which the Corporation engages for certain financial services; and Mr. Williams, through September 1999, was a partner in the law firm Alston & Bird LLP, which the Corporation engages for certain legal services. The Corporation also has transactions in the ordinary course of business with unaffiliated corporations and institutions, which certain non-employee directors of the Corporation serve as officers or directors, or their subsidiaries, including AMVESCAP PLC, AT&T Corporation, BellSouth Corporation, Cardinal Health, Inc., Cox Enterprises, Inc., Genuine Parts Company, The Home Depot, Inc., Kennesaw State University, The RMH Group, and H. J. Russell & Company. The Corporation considers the amounts involved in such services and transactions to be immaterial in relationship to its business and believes that such amounts are not material in relationship to the business of these organizations or individuals. Management believes that the terms on which business is conducted with these organizations are no less favorable than those available from other organizations.

OTHER INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

     The Board of Directors has delegated certain functions to the following standing committees:

          The Executive Committee is authorized to perform all of the powers of the full Board, except the power to amend the By-laws and except as restricted by the Delaware General Corporation Law. The Committee is comprised of James S. Balloun, Chairman, John L. Clendenin, Thomas C. Gallagher, David Levy, Bernard Marcus, and Sam Nunn. It held two meetings during the fiscal year and took two actions by written consent.

          The Audit Committee's responsibilities include: reviewing the scope and results of audits performed by the independent and internal auditors; reviewing recommendations by the independent and internal auditors relating to internal controls; recommending to the Board the independent auditing firm to be retained by the Corporation; and reviewing other matters as deemed appropriate. The Committee is comprised of Thomas C. Gallagher, Chairman, Robert M. Holder, Jr., Bernard Marcus, Herman J. Russell, Kathy Brittain White, and Barrie A. Wigmore. It held three meetings during the fiscal year.

          The Executive Resource and Compensation Committee is responsible for certain matters relating to the compensation of the officers of the Corporation, as set forth in the Committee's report below. The Committee is comprised of John L. Clendenin, Chairman, Thomas C. Gallagher, James C. Kennedy, Betty L. Siegel, and Barrie A. Wigmore. It held four meetings during the fiscal year and took one action by written consent.

          The Corporate Governance and Nominating Committee is responsible for reviewing matters pertaining to the composition, organization and practices of the Board of Directors, including a periodic evaluation of the Board in meeting its corporate governance responsibilities, and for recommending to the full Board a slate of directors for consideration by the stockholders at the annual meeting and candidates to fill any vacancies on the Board. The Committee is comprised of Sam Nunn, Chairman, James C. Kennedy, John G. Medlin, Jr., Herman J. Russell, Betty L. Siegel, and Kathy Brittain White. It held three meetings during the fiscal year.

     During the fiscal year ended August 31, 1999, the Board of Directors met five times. All of the directors attended at least 75% of the total meetings held by the Board and their respective committees during the fiscal year except Mr. Kennedy.

     The Corporate Governance and Nominating Committee will consider nominee recommendations from stockholders made in writing and addressed to the attention of Chairman of the Corporate Governance and Nominating Committee, c/o Helen D. Haines, Vice President and Secretary, National Service Industries, Inc., 1420 Peachtree Street, N.E., Mailstop 809, Atlanta, Georgia, 30309. Stockholders making nominee recommendations to the Committee should provide the same information required for nominations by stockholders at an annual meeting, as explained below under "Annual Meeting in January 2001 -- Stockholder Proposals."

BENEFICIAL OWNERSHIP OF THE CORPORATION'S SECURITIES

     The table that follows sets forth information concerning beneficial ownership of the Corporation's common stock and ownership of deferred stock units (share equivalents), as of September 1, 1999 unless otherwise indicated, by each of the directors and nominees for director, by each of the executive officers named in the Summary Compensation Table on page 11, by all directors and executive officers of the Corporation as a group, and by the owner of more than five percent of the Corporation's stock.

     Beginning in September 1996, the executive officers of the Corporation became subject to voluntary stock ownership guidelines, expressed as a specified multiple of salary. Compliance with the guidelines will be expected by the later of August 31, 2001, or five years after becoming subject to the guidelines. The Executive Resource and Nominating Committee has indicated that progress toward meeting the guidelines will be taken into account when grants and awards are made under the amended and restated Long-Term Achievement Incentive Plan.

                                                               SHARES OF COMMON     DEFERRED
                                                              STOCK BENEFICIALLY   STOCK UNITS
NAME                                                            OWNED(1)(2)(3)      OWNED(4)
----                                                          ------------------   -----------
James S. Balloun............................................         372,305              --
Leslie M. Baker, Jr.........................................           1,000(5)            0
John L. Clendenin...........................................           5,300           3,871
Thomas C. Gallagher.........................................           1,000           2,613
George H. Gilmore, Jr.......................................           1,000(5)           --
Brock A. Hattox.............................................          71,681              --
Robert M. Holder, Jr........................................          12,330          16,461
James C. Kennedy............................................           6,000           4,598
David Levy..................................................         164,434(6)           --
Bernard Marcus..............................................           8,000           4,933
John G. Medlin, Jr..........................................           7,000           3,909
Sam Nunn....................................................           3,031           4,246
Ray M. Robinson.............................................           1,000(5)            0
Herman J. Russell...........................................           3,061           4,933
Stewart A. Searle III.......................................          35,425(7)           --
Betty L. Siegel.............................................           6,596          11,568
Kathy Brittain White........................................             500(5)        1,000(8)
Barrie A. Wigmore...........................................          11,000           3,690
Neil Williams...............................................           1,000(5)            0
Current directors and executive officers as a group.........         710,163          61,822
Brinson Partners, Inc.
  209 South LaSalle Street
  Chicago, Illinois 60604-1295..............................       2,185,737(9)

---------------

(1) The percentage of shares beneficially owned by each individual does not exceed one percent of the Corporation's common stock and the percentage of shares beneficially owned by directors and executive officers as a group is 1.8%. Each beneficial owner has sole voting and investment power with respect to all shares shown, except as otherwise indicated and except that shares shown for Messrs. Gallagher and Wigmore are jointly held with their respective spouses.
(2) Includes shares that may be acquired within 60 days after the ownership date reflected, upon exercise of employee and director stock options. Options are included for the following individuals: Mr. Balloun, 341,250 shares; Mr. Hattox, 60,000 shares; Mr. Levy (including options held by a family partnership of which he is the general partner), 126,703 shares; Mr. Searle, 28,125 shares; Messrs. Clendenin, Nunn and Russell, 2,000 shares each; Mr. Kennedy, 5,000 shares; Messrs. Holder, Marcus, and Medlin and Dr. Siegel, 6,000 shares each; Mr. Wigmore, 1,000 shares; and all current directors and executive officers as a group, 592,078 shares.
(3) Includes shares payable within 60 days in connection with long-term incentive awards earned for the performance cycle ended August 31, 1999. Shares are included for the following individuals: Mr. Balloun, 15,934 shares; Mr. Hattox, 8,754 shares; Mr. Levy, 11,662 shares; Mr. Searle, 5,272 shares; and all executive officers as a group, 41,622 shares.
(4) The deferred stock units (each unit equivalent to one share of stock) are credited to the accounts of nonemployee directors of the Corporation under the Nonemployee Directors Deferred Stock Unit Plan.
(5) Share ownership is shown as of the following dates: Mr. Robinson and Ms. White, November 5, 1999; Mr. Williams, November 8, 1999; Mr. Gilmore, November 9, 1999; and Mr. Baker, November 10, 1999.
(6) Includes 49 shares held by Mr. Levy's spouse.
(7) Includes 400 shares held by Mr. Searle's spouse.
(8) Stock unit ownership is shown for Ms. White as of October 13, 1999.
(9) Shares, representing 5.4% of outstanding shares at August 31, 1999, with respect to which Brinson Partners, Inc., an investment management firm, had sole power to vote or direct the vote and sole power to invest or direct investment as of June 30, 1999, as reported to the Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and officers to file reports of ownership and changes in ownership of the Corporation's stock with the Securities and Exchange Commission, the New York Stock Exchange, and the Corporation. Based on a review of the forms received by the Corporation during or with respect to the fiscal year ended August 31, 1999, and written representations from certain reporting persons that no Form 5 reports were required for those persons, the Corporation believes that all required Section 16(a) filings were made on a timely basis.

                             EXECUTIVE COMPENSATION

REPORT OF THE EXECUTIVE RESOURCE AND COMPENSATION COMMITTEE

     The Executive Resource and Compensation Committee of the Board of Directors is composed entirely of nonemployee directors. The Committee is responsible for approving the salary payable to the Chairman of the Board, President, and Chief Executive Officer, subject to ratification by the full Board, for setting the salary payable to each of the other executive officers of the Corporation, and for administering the Management Compensation and Incentive Plan (the "Incentive Plan"), subject to ratification of certain matters thereunder by the full Board. The Committee had authority to grant awards under the Long-Term Incentive Program (the "Long-Term Program") and now has that authority under the Long-Term Achievement Incentive Plan (the "Long-Term Plan"). The Committee reviews and makes recommendations to the Board with respect to any proposed awards to executive officers under any other compensation plan, benefit plan, or perquisite.

     Following below is a discussion of the compensation policies applicable to the Corporation's executive officers, the executive officers' compensation program for the last fiscal year, and the Chief Executive Officer's compensation for the last fiscal year.

  Compensation Policies for Executive Officers

     The Corporation's compensation program is designed to attract, retain, motivate, and reward qualified executives, with a linkage between the level of an individual's compensation and the performance of the individual and the Corporation. For the 1999 fiscal year, the principal compensation components were base salary, bonus awards under the Incentive Plan, stock options granted under the Long-Term Plan, and aspiration awards (described below) granted and payable under the Long-Term Plan. Bonus awards, stock options, and aspiration awards are generally granted on an annual basis. Salary adjustments are made annually as merited or on promotion to a position of increased responsibilities.

     The Committee reviews the compensation of each executive officer utilizing competitive compensation information prepared by an independent compensation consultant and a performance review and recommendation by the Chief Executive Officer for each other executive officer. The competitive compensation information utilized by the Committee is for positions of comparable responsibilities with comparably sized diversified companies, which are representative of the companies with whom the Corporation competes for executive talent. These companies are not necessarily the same as those included in the peer index in the performance graph in this proxy statement.

     To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits. Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that any executive officer's fiscal 1999 or 2000 compensation will be subject to the $1 million deductibility limitation of
Section 162(m) of the Internal Revenue Code. The Committee intends to retain the deductibility of compensation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders.

 Executive Officers' 1999 Compensation

     The salary for fiscal 1999 of each executive officer (other than the Chief Executive Officer, discussed below) was based on competitive compensation data at the 75th percentile level and also considered the executive's performance, experience, abilities, and expected future contribution.

     Bonuses for fiscal 1999 under the Incentive Plan were intended to provide competitive total cash compensation at the 75th percentile level, subject to achievement of the Corporation's target performance objectives. A bonus fund, stated as a percentage of gross salary, was determined for each executive officer based on the per-share earnings objective for the Corporation established by the Committee and ratified by the Board of Directors at the beginning of the fiscal year. The bonus fund increased or decreased in relationship to earnings per share, with no bonus fund for earnings below a threshold level. For fiscal 1999, the threshold level required the same level of earnings per share as was achieved in fiscal 1998. Based on the Corporation's earnings per share, adjusted downward for certain one-time amounts, the actual bonus fund for each individual represented 180.0% of the target bonus fund.

     The compensation of executive officers for fiscal 1999 was further linked with the Corporation's performance and to the increase in shareholder value through long-term awards of stock options and aspiration awards granted under the Long-Term Plan. Options provide compensation opportunities directly related to, and contingent upon, the long-term performance of the Corporation and to the increase in market value of its shares. Aspiration awards are long-term awards designed to more clearly and quantifiably relate reward opportunities with achievement of specific performance goals over a three-year cycle. The performance measure is economic profit (adjusted after-tax profit minus a charge for capital). The level of aspiration awards payable at the conclusion of the cycle is expected to correlate with increases in stock price over time. Long-term awards granted to executive officers in fiscal 1999 were based on competitive long-term grants at approximately the 75th percentile level for target level performance and are designed to provide higher compensation for significantly higher performance.

     For the performance cycle ended August 31, 1999, executive officers earned an aggregate aspiration award of 482.2% of target level, reflecting the high level of economic profit achieved over the three-year cycle. Pursuant to an amendment to the Long-Term Achievement Incentive Plan, and subject to approval by stockholders of the amended and restated Plan, a portion of each officer's earned award will be exchanged for stock options that are immediately exercisable and have an exercise price per share equal to the fair market value of a share on the date of the grant of the options. The remainder of the awards were paid half in shares of stock and half in cash.

 Chief Executive Officer's 1999 Compensation

     For the 1999 fiscal year Mr. Balloun received base salary, an incentive bonus, and stock options and an aspiration award under the Long-Term Plan. His total compensation was based on competitive and merit factors. The Committee was advised by an independent compensation consultant that Mr. Balloun's 1999 base salary was competitive with the market third quartile, that his 1999 bonus opportunity at target approximated the market median, and that his 1999 long-term incentive award value at target approximated the market median.

     The bonus paid to Mr. Balloun for fiscal 1999 was based on the Corporation's earnings level, as specified by the Committee at the beginning of the fiscal year and substantially as described above for executive officers. For the performance cycle ended August 31, 1999, Mr. Balloun earned an aspiration award of 482.2% of target level. Pursuant to an amendment to the Long-Term Achievement Incentive Plan, and subject to approval by stockholders of the amended and restated Plan, a portion of his earned award will be exchanged for stock options that are immediately exercisable and have an exercise price per share equal to the fair market value of a share on the date of the grant of the options.

     Most of Mr. Balloun's compensation opportunity is provided through performance-based bonus, aspiration awards, and stock options and is therefore linked directly to performance on behalf of stockholders and to appreciation in the market price of the Corporation's stock.

                                          EXECUTIVE RESOURCE AND
                                          COMPENSATION COMMITTEE

                                          John L. Clendenin, Chairman
                                          Thomas C. Gallagher
                                          James C. Kennedy
                                          Betty L. Siegel
                                          Barrie A. Wigmore

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The directors serving on the Executive Resource and Compensation Committee of the Board of Directors during the fiscal year ended August 31, 1999 were, for the entire year, John L. Clendenin, Thomas C. Gallagher, James C. Kennedy, Betty
L. Siegel, and Barrie A. Wigmore, and for the portion of the year up to June 9, 1999, Charles W. McCall. None of these individuals are or have ever been officers or employees of the Corporation. During the 1999 fiscal year, no executive officer of the Corporation served as a director of any corporation which any of these individuals served as an executive officer, and there were no other compensation committee interlocks with the companies with which these individuals or the Corporation's other directors are affiliated.

PERFORMANCE GRAPH

     The following graph compares, for the five years ended August 31, 1999, the yearly percentage change in cumulative total shareholders' return on the Corporation's common stock with (a) the S&P 500 Stock Index and (b) the S&P Specialized Services Index (the industry group within the S&P 500 in which the Corporation is included). The graph assumes an initial investment of $100 at the closing price on August 31, 1994 and assumes all dividends were reinvested.

                                                           NSI                       S&P 500            S&P SPECIALIZED SERVICES
                                                           ---                       -------            ------------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     112.42                      121.42                      114.02
1996                                                     152.37                      144.15                      133.86
1997                                                     182.85                      202.72                      164.06
1998                                                     157.78                      219.14                      150.64
1999                                                     140.53                      306.36                      180.68

SUMMARY COMPENSATION TABLE

     The following table presents the cash compensation paid by the Corporation and its affiliates for the past three fiscal years, as well as compensation accrued for those years, to the individual who served as the Corporation's Chief Executive Officer during the 1999 fiscal year and to the four other executive officers as of August 31, 1999 (the five officers referred to herein as the "named executive officers").

                                                                                   LONG TERM COMPENSATION
                                                                            -------------------------------------
                                                 ANNUAL COMPENSATION                 AWARDS              PAYOUTS
                                             ----------------------------   -------------------------   ---------
                                                                  OTHER
                                                                  ANNUAL    RESTRICTED    SECURITIES                ALL OTHER
                                                                 COMPEN-      STOCK       UNDERLYING      LTIP       COMPEN-
                                    FISCAL   SALARY     BONUS     SATION     AWARD(S)    OPTIONS/SARS    PAYOUTS     SATION
NAME AND PRINCIPAL POSITION          YEAR      ($)       ($)      ($)(1)       ($)          (#)(2)       ($)(3)      ($)(4)
---------------------------         ------   -------   -------   --------   ----------   ------------   ---------   ---------
James S. Balloun..................   1999    800,000   985,000     4,800         0         100,000      1,045,657         0
  Chairman of the Board,             1998    750,000   513,750     4,800         0          65,000              0     2,500
  President and Chief                1997    750,000   750,000     4,800         0          45,000              0     2,500
  Executive Officer
George H. Gilmore, Jr.(5).........   1999    112,500   101,250    12,069         0          50,000              0         0
  Executive Vice President           1998         --        --        --        --              --             --        --
  and Group President                1997         --        --        --        --              --             --        --
Brock A. Hattox...................   1999    385,000   311,850     4,800         0          40,000        574,483     9,177
  Executive Vice President           1998    370,000   114,071     4,800         0          40,000              0     5,447
  and Chief Financial Officer        1997    347,144   192,836   112,994         0          40,000              0     1,000
David Levy........................   1999    370,000   299,700     4,800         0          32,500        765,358     9,497
  Executive Vice President,          1998    357,500   110,217     4,800         0          31,000              0    10,127
  Administration and Counsel         1997    342,500   186,046     4,800         0          20,000              0     1,000
Stewart A. Searle III.............   1999    245,000   198,450     4,800         0          21,500        345,985     5,456
  Senior Vice President,             1998    232,500    71,680     4,800         0          20,000              0     6,029
  Planning and Development           1997    212,500   115,430     4,800         0          12,000              0         0

---------------

(1) Each amount shown includes an automobile allowance of $400 per month. The amount shown for Mr. Gilmore also includes $10,869 for reimbursement of relocation expenses and related costs.
(2) No stock appreciation rights were granted during this period.
(3) Half of each amount was paid in shares of the Corporation's stock (at a value of $32.8125) and half was paid in cash. Each amount shown excludes that portion of the award exchanged for long-term options, as follows:
    $1,298,287 for Mr. Balloun; $519,358 for Mr. Hattox; $279,650 for Mr. Levy; and $279,067 for Mr. Searle. The options will be immediately exercisable and will have an exercise price per share equal to the fair market value of a share on the date of the grant of the options.
(4) The amounts shown for 1999 include a matching contribution on 401(k) deferrals in the amount of $6,677 for Mr. Hattox, $4,497 for Mr. Levy, and $5,456 for Mr. Searle, and a matching contribution on other deferred compensation in the amount of $5,000 for Mr. Levy and $2,500 for Mr. Hattox.
(5) Mr. Gilmore was elected Executive Vice President and Group President effective June 1, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning stock options which were granted to the named executive officers during the fiscal year ended August 31, 1999, as disclosed in the Summary Compensation Table above. The Corporation did not award any stock appreciation rights or reprice any stock options during the year.

                                                           PERCENT OF
                                                             TOTAL
                                              NUMBER OF     OPTIONS/
                                              SECURITIES      SARS
                                              UNDERLYING    GRANTED
                                               OPTIONS/        TO       EXERCISE                   GRANT
                                                 SARS      EMPLOYEES    OR BASE                     DATE
                                               GRANTED     IN FISCAL     PRICE     EXPIRATION     PRESENT
NAME                                            (#)(1)        YEAR       ($/SH)       DATE      VALUE ($)(2)
----                                          ----------   ----------   --------   ----------   ------------
James S. Balloun............................   100,000        15.3%     35.0625     9/21/08      1,362,300
George H. Gilmore, Jr.......................    50,000         7.6%     36.8750     5/31/09        681,150
Brock A. Hattox.............................    40,000         6.1%     35.0625     9/21/08        544,920
David Levy..................................    32,500         5.0%     35.0625     9/21/08        442,748
Stewart A. Searle III.......................    21,500         3.3%     35.0625     9/21/08        292,895

---------------

(1) Options have a ten-year term, subject to earlier termination upon certain events related to termination of employment, and vest in four equal annual installments beginning on the first anniversary of the grant date. The Executive Resource and Compensation Committee has discretion, subject to limitations in the Long-Term Incentive Program and the Long-Term Achievement Incentive Plan, to modify the terms of outstanding options and to reprice the options. Under the amended and restated Long-Term Achievement Incentive Plan being submitted for approval by stockholders, the Committee's authority to reprice options or grant options in substitution for surrendered options has been eliminated.
(2) The amounts shown were calculated using a Black-Scholes option pricing model. The estimated values assume a risk-free rate of return of 5.2%, a dividend yield of 2.63%, an option term of ten years, and stock price volatility having a standard deviation of .3620. The option values were not discounted to reflect the vesting period of the options or to reflect any exercise or lapse of the options prior to the end of the ten-year option period. The actual value, if any, that an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table contains information concerning the exercise of stock options by the named executive officers during the 1999 fiscal year and the aggregate value of unexercised stock options held by the named executive officers as of August 31, 1999. No stock appreciation rights are held by any named executive officer.

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN- THE-MONEY
                                                                 OPTIONS/SARS                  OPTIONS/SARS
                                SHARES                           AT FY-END(#)                AT FY-END ($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
James S. Balloun............      --            --          288,750        171,250              0             0
George H. Gilmore, Jr.......      --            --                0         50,000              0             0
Brock A. Hattox.............      --            --           30,000         90,000              0             0
David Levy..................      --            --          100,828         70,750        510,408         6,250
Stewart A. Searle III.......      --            --           14,750         43,750              0             0

---------------

(1) The amounts shown represent the aggregate excess of market value of shares under option as of August 31, 1999 (using the $32.00 closing price on August 31, 1999) over the exercise price of the options.

LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of aspiration awards to the named executive officers during the 1999 fiscal year.

                                                                              ESTIMATED FUTURE PAYOUTS
                                       NUMBER OF      PERFORMANCE OR     UNDER NON-STOCK PRICE-BASED PLANS
                                     SHARES, UNITS     OTHER PERIOD      ----------------------------------
                                       OR OTHER      UNTIL MATURATION    THRESHOLD     TARGET     MAXIMUM
NAME                                   RIGHTS(#)       OR PAYOUT(1)         ($)         ($)         ($)
----                                 -------------   ----------------    ----------   --------   ----------
James S. Balloun...................     400,000          3 years          100,000     400,000    2,000,000
George H. Gilmore, Jr. (2).........     252,000          3 years           63,000     252,000    1,260,000
Brock A. Hattox....................     182,400          3 years           45,600     182,400      912,000
David Levy.........................     175,200          3 years           43,800     175,200      876,000
Stewart A. Searle III..............     115,200          3 years           28,800     115,200      576,000

---------------

(1) Aspiration awards will be payable based on the performance of the Corporation, as measured by cumulative economic profit (adjusted after-tax profit less a capital charge) over a three-year performance cycle ending August 31, 2001. Half of each payout will be in shares of stock and half will be in cash unless the Executive Resource and Compensation Committee determines otherwise.
(2) The numbers shown reflect the combined pro rata awards granted to Mr. Gilmore for certain performance cycles in progress as of June 1, 1999 (the date of his employment), based on the cumulative economic profit of the business units for which he is responsible. The respective threshold, target, and maximum payout amounts are as follows: for the performance cycle ending August 31, 2000, $22,500, $90,000, and $450,000; and for the
    performance cycle ending August 31, 2001, $40,500, $162,000, and $810,000.

EMPLOYMENT CONTRACTS, SEVERANCE ARRANGEMENTS, AND OTHER AGREEMENTS

     Pursuant to the Corporation's February 1, 1996 employment agreement with Mr. Balloun and a related amendment to the Supplemental Retirement Plan for Executives ("SERP"), Mr. Balloun will be credited with two years of service under the SERP for each year of actual credited service and will be vested in his SERP benefit after completing five years of employment.

     The employment agreement with Mr. Balloun provides for a lump sum severance payment of $1.5 million in the event his employment is terminated after August 31, 1998. This provision does not apply in the event of voluntary termination, termination upon death or disability, or termination for cause (as each such term is defined in the agreement). In the event of termination in connection with a Change in Control which would entitle Mr. Balloun to benefits under his Severance Protection Agreement (described below), he would receive the greater of the benefits under the Severance Protection Agreement or the severance benefits set forth in his employment agreement.

     Pursuant to the Corporation's May 5, 1999 employment agreement with Mr. Gilmore and a related amendment to the SERP, he will be credited with service under the SERP for each year of actual service (from June 1, 1999 instead of January 1, 2000) and vested in his SERP benefit after five years. The agreement provides that in the event his employment is terminated by the Corporation on or before June 1, 2000, (a) he will receive a severance payment, in semi-monthly installments, equal to his then-current salary, from the date of termination through June 1, 2002. In the event his employment is terminated by the Corporation after June 1, 2000 but on or before June 1, 2009, he will receive a severance payment, in 24 semi-monthly installments, equal to his then-current salary. These provisions do not apply in the event of voluntary termination, termination upon death or disability or for cause (as defined in the agreement), or termination in connection with a Change in Control, discussed below.

     Pursuant to the Corporation's August 26, 1996 employment agreement with Mr. Hattox and a related amendment to the SERP, he will be credited with service under the SERP for each year of actual service (from September 18, 1996 instead of January 1, 1998), vested in his SERP benefit after five years, and eligible for early retirement at age 60.

     The Corporation has Severance Protection Agreements (the "Agreements") with Messrs. Balloun, Gilmore, Hattox, Levy, and Searle. The Board intends for the Agreements(which are similar) to provide the executives some measure of security against the possibility of employment loss that may result following a change in control in order that they may devote their energies to meeting the business objectives and needs of the Corporation and its stockholders.

     The Agreement for Mr. Balloun is effective until his 65th birthday. The Agreements for Messrs. Gilmore, Hattox, Levy, and Searle are effective for a term of two years, which is automatically extended for one year at the end of each year unless terminated by either party. However, the term of the Agreements will not expire during a "Threatened Change in Control Period" (as defined in the Agreements) or prior to the expiration of 24 months following a "Change in Control" (as described below). If the employment of the officer is terminated within 24 months following a Change in Control or in certain other instances in connection with a Change in Control (1) by the Corporation other than for "Cause" or "Disability" or (2) by the officer for "Good Reason" (as each term is defined in the Agreements) or during the 60-day period commencing on the first anniversary of the occurrence of a Change in Control, the officer will be entitled to receive (a) a pro rata bonus for the year of termination, (b) a lump sum cash payment equal to two times the sum of his base salary and bonus (in each case at least equal to his base salary and bonus prior to a Change in Control), subject to certain adjustments, (c) continuation of life insurance, disability, medical, dental, and hospitalization benefits for a period of up to 24 months, and (d) a lump sum cash payment reflecting certain retirement benefits he would have been entitled to receive had he remained employed by the Corporation for an additional two years and a reduced requirement for early retirement benefits. Additionally, all restrictions on any outstanding incentive awards will lapse and become fully vested, all outstanding stock options will become fully vested and immediately exercisable, and the Corporation will be required to purchase for cash, on demand, at the then per-share fair market value, any shares of unrestricted stock and shares purchased upon exercise of options.

     The Agreements provide that the Corporation shall make an additional "gross-up payment" to each officer to offset fully the effect of any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), on any payment made to him arising out of or in connection with his employment. In addition, the Corporation will pay all legal fees and related expenses incurred by the officer arising out of his employment or termination of employment if, in general, the circumstances for which he has retained legal counsel occurred on or after a Change in Control.

     Assuming a Change in Control had occurred on October 1, 1999 and their employment had terminated on that date, the approximate cash payments that would have been made under the Agreements (not including the gross-up payments) would have been $4,810,003, $1,155,969, $1,582,316, $1,766,435, and $997,178 for
Messrs. Balloun, Gilmore, Hattox, Levy, and Searle, respectively. The amount of the gross-up payment, if any, to be paid may be substantial and will depend upon numerous factors, including the price per share of common stock of the Corporation and the extent, if any, that payments or benefits made to the officers constitute "excess parachute payments" within the meaning of Section 280G of the Code.

     A "Change in Control" includes (1) the acquisition (other than from the Corporation) by any "person" (as that term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) other than a trustee of an employee benefit plan maintained by the Corporation or certain related entities of beneficial ownership of 20% or more of the combined voting power of the Corporation's then outstanding voting securities, (2) a change in more than one-third of the members of the Board who were either members as of September 21, 1989 or were nominated or elected by a vote of two-thirds of those members or members so approved, or (3) approval by stockholders of the Corporation of (i) a merger or consolidation involving the Corporation if the stockholders of the Corporation immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the Corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Corporation or an agreement for the sale or other disposition of all or substantially all of the assets of the Corporation.

     Letter agreements issued to Messrs. Balloun, Gilmore, Hattox, Levy, and Searle in conjunction with the Agreements provide that in the event of a Change in Control, each such officer shall receive an annual cash bonus for that fiscal year at least equal to the annual cash bonus paid to him in the prior fiscal year if he remains in the employ of the Corporation for the full fiscal year. The letter agreement with Mr. Balloun will expire on his 65th birthday. Each other letter agreement has an initial term of 48 months and is subject to an automatic one-year extension after each year unless terminated by the Corporation, but in no event will the term expire following a Change in Control until the Corporation's obligations as set forth therein have been satisfied.

PENSION AND SUPPLEMENTAL RETIREMENT BENEFITS

     The combined benefit under the Corporation's qualified defined benefit retirement plan ("Pension Plan") and nonqualified supplemental retirement plan for executives ("SERP"), as amended, is 45% of average base salary and bonus (using the highest three consecutive years of remuneration out of the ten years preceding the individual's retirement), less 50% of the individual's primary social security benefit, and less the actuarial equivalent of the participant's account in the 401(k) plan for corporate employees, assuming an annual contribution of 4% of the individual's annual compensation over $15,000 (subject to applicable limitations on eligible compensation), any applicable matching contribution, and earnings on those amounts at 8% per annum.

     The following table shows the estimated aggregate annual benefits payable to a covered participant at normal retirement age under the Pension Plan and SERP, without the reduction under the SERP for the actuarial equivalent of 401(k) plan benefits (approximately $9,283 for Mr. Balloun, $28,559 for Mr. Gilmore, $33,214 for Mr. Hattox, $11,747 for Mr. Levy, and $49,648 for Mr. Searle):

                                                                YEARS OF SERVICE
                                              ----------------------------------------------------
REMUNERATION                                     15         20         25         30         35
------------                                  --------   --------   --------   --------   --------
$ 300,000...................................  $ 95,100   $126,800   $126,800   $126,800   $126,800
  400,000...................................   128,800    171,800    171,800    171,800    171,800
  500,000...................................   162,600    216,800    216,800    216,800    216,800
  600,000...................................   196,300    261,800    261,800    261,800    261,800
  700,000...................................   230,100    306,800    306,800    306,800    306,800
  800,000...................................   263,800    351,800    351,800    351,800    351,800
  900,000...................................   297,600    396,800    396,800    396,800    396,800
 1,000,000..................................   331,300    441,800    441,800    441,800    441,800
 1,200,000..................................   396,800    531,800    531,800    531,800    531,800
 1,400,000..................................   466,300    621,800    621,800    621,800    621,800
 1,600,000..................................   533,800    711,800    711,800    711,800    711,800
 1,800,000..................................   601,300    801,800    801,800    801,800    801,800
 2,000,000..................................   668,800    891,800    891,800    891,800    891,800
 2,200,000..................................   736,300    981,800    981,800    981,800    981,800

     The remuneration specified in the table above consists of salary and annual incentive bonus. Benefits shown above are based on payment of a single life annuity with 10 years certain. Equivalent payment options are offered.

     The salary and bonus currently covered by the Pension Plan and the SERP for each of the named executive officers substantially correspond to the amounts disclosed in the Summary Compensation Table. The years of credited service for each of the following named executive officers as of August 31, 1999 were: Mr. Balloun, 3 years (6 years under the SERP); Mr. Gilmore, 0 years; Mr. Hattox, 2 years; Mr. Levy, 24 years; and Mr. Searle, 3 years.

               ITEM NO. 2 -- APPROVAL OF THE AMENDED AND RESTATED
                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN

     In October 1999 , subject to approval of the Corporation's stockholders, the Board of Directors adopted the amended and restated National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Amended Plan") for the benefit of officers and other key employees of the Corporation and its subsidiaries (the "Participants"). Stockholder approval of the Amended Plan, including the performance measures which may be utilized thereunder, is sought
(a) in order to qualify the Amended Plan under Section 162(m) of the Internal Revenue Code of 1986 as amended ("Code") and to thereby allow the Corporation to deduct for federal income tax purposes all compensation paid under the Amended Plan to Named Executive Officers (generally, the executive officers who would be listed for a fiscal year under the summary compensation table appearing on page 11 hereof) and (b) to satisfy the requirements of Section 422(b) of the Code so that certain options issued under the Amended Plan may be "incentive stock options."

     Approval of the Amended Plan requires the affirmative vote of a majority of the shares of the Corporation's outstanding common stock present, in person or by proxy, and entitled to vote at the Annual Meeting. In the event the Amended Plan is not approved by the Corporation's stockholders, the Long-Term Achievement Incentive Plan will continue without amendments incorporated in the Amended Plan, and the Board of Directors will take such action with respect to incentive awards as it considers to be in the best interests of the Corporation, consistent with the compensation policies set forth in the Report of the Executive Resource and Compensation Committee on page 8 of this proxy statement.

     The principal provisions of the Amended Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Amended Plan, which is attached hereto as Exhibit A.

PURPOSES OF THE AMENDED PLAN

     The general purposes of the Amended Plan are to provide additional incentives to the Participants, whose substantial contributions are essential to the continued growth and profitability of the Corporation's business, to strengthen the commitment of the Participants to the Corporation and its subsidiaries, to further motivate the Participants to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Corporation and, over time, appreciation in the market value of its stock.

NATURE OF THE AMENDMENTS

     The Amended Plan preserves the framework provided by the Long-Term Achievement Incentive Plan approved by stockholders in January 1997. The amendments incorporated in the Amended Plan modify the Plan in the following ways: (a) shares authorized for issuance under the Plan are increased by 4,000,000 to 5,750,000; (b) grant size limitations are revised to the levels set forth below in the descriptions of awards issuable under the Plan, are applied with respect to each fiscal year of the Corporation (rather than with respect to any twelve-month period), and are applied to all participants (not just Named Executive Officers); (c) authority of the Committee administering the Plan to reprice options or grant options in substitution for surrendered options is eliminated; (d) an additional procedure (attestation) for exercising options is authorized; (e) the number of shares to be issued in payment of an Aspiration Achievement Incentive Award, and the payment of a Performance Unit in the form of cash, is to be calculated in each case using the Fair Market Value determined over the last ten trading days of the Performance Cycle (unless the Committee provides otherwise in the Agreement setting forth the Award), rather than the last day of the Performance Cycle; (f) the Committee is granted more flexibility in setting the length of Performance Cycles for Aspiration Achievement Incentive Awards, determining the effect of a Change in Control on payments of Aspiration Achievement Incentive Awards and Performance Awards, and deferring payment of Aspiration Achievement Incentive Awards; (g) the Committee is now required to make adjustments for items or events that are "unusual" under generally accepted accounting principles, as well as items or events that are "extraordinary"; (h) restrictions that were originally in the Plan because of requirements of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and regulations promulgated thereunder, or because of Section 162(m) of the Code, but that are no longer necessary (because of amendments to or new interpretations of those Sections or regulations) have been eliminated, but the Amended Plan is still required to be interpreted and administered consistent with Rule 16b-3 promulgated under the Exchange Act and is still drafted in a manner such that grants and awards under the Amended Plan can be performance based under Section 162(m) of the Internal Revenue Code.

DESCRIPTION OF THE PLAN

     The Amended Plan will be administered by a committee of at least three directors (the "Committee"). The Committee currently designated is the Executive Resource and Compensation Committee of the Board. The Amended Plan is a flexible plan that will provide the Committee broad discretion to fashion the terms of the following types of awards (described below): Stock Options (both Incentive Stock Options and Nonqualified Stock Options), Aspiration Achievement Incentive Awards, Restricted Stock, Performance Units, and Performance Shares (individually and collectively, "Awards"). Not more than 30% of the maximum number of Shares that may be issued or transferred pursuant to Awards under the amended Plan may be in the form of Awards of Restricted Stock, Aspiration Achievement Incentive Awards, Performance Shares, and Performance Units.

     The Committee will (a) select those Participants to whom Awards will be granted and (b) determine the type, size and terms and conditions of Awards, including the exercise price per Share for each Stock Option and the restrictions or performance criteria relating to Aspiration Achievement Incentive Awards, Restricted Stock, Performance Units and Performance Shares. The Committee will administer, construe, and interpret the Amended Plan. Members of the Committee will be ineligible to participate in the Amended Plan.

     5,750,000 shares of the Corporation's common stock ("Shares") may be issued or transferred pursuant to the Amended Plan. In the event of any "Change in Capitalization" (as defined in the Plan), the Committee may adjust the maximum number and class of Shares with respect to which Awards may be granted, the number and class of Shares which are subject to outstanding Awards (subject to limitations imposed under Section 422 of the Code in the case of Incentive Stock Options), and the purchase price therefor, if applicable.

     1,750,000 of the total 5,750,000 shares were approved by stockholders in 1997 under the Long-Term Plan and as of the record date are comprised as follows: 1,140,331 option shares granted and outstanding; 181,658 shares issued in payment of aspiration awards or upon exercise of options; and 428,011 shares available for grant, subject to issuance in connection with outstanding aspiration awards. The incremental 4,000,000 shares would be available for future grants.

     The Amended Plan will terminate on September 18, 2006, the tenth anniversary of the effective date of the Long-Term Achievement Incentive Plan. The Board may terminate or amend the Amended Plan at any time (other than with respect to the protections afforded to optionees and grantees upon a Change in Control), unless such amendment or termination will adversely affect outstanding Stock Options or Awards. However, to the extent legally required, no amendment will be effective unless approved by stockholders.

AWARDS ISSUABLE UNDER THE PLAN

     Stock Options. Both Incentive Stock Options and Nonqualified Stock Options may be granted pursuant to the Amended Plan. The maximum number of Shares subject to Stock Options which can be granted under the Amended Plan to any Participant during a fiscal year of the Corporation is 500,000 Shares. All Stock Options granted under the Amended Plan will have an exercise price per Share equal to at least the fair market value of a Share on the date the Stock Option is granted. The maximum term for all Stock Options granted under the Amended Plan is ten years. Unless the Committee provides otherwise in the agreement evidencing the Stock Options granted, Stock Options are nontransferable other than by will or the laws of descent and distribution and during an optionee's lifetime may be exercised only by the optionee or his guardian or legal representative. Stock Options are exercisable at such time and in such installments as the Committee may provide at the time the Stock Option is granted. The Committee may accelerate the exercisability of any Stock Option at any time, subject to any limitations required by Section 162(m) of the Code. The purchase price for Shares acquired pursuant to the exercise of an Option must be paid, as determined by the Committee, in cash, by check, or by transferring Shares to the Corporation or attesting to ownership of shares upon such terms and conditions as may be determined by the Committee. The terms and conditions of the Stock Options relating to their treatment upon termination of the optionee's employment will be determined by the Committee at the time the Stock Options are granted.

     Upon a Change in Control, all outstanding Stock Options under the Amended Plan on the date of a Change in Control will become immediately and fully exercisable and the optionee may, during the 60-day period following the Change in Control, surrender for cancellation any Stock Option (or portion thereof) for a cash payment in respect of each Share covered by the Stock Option, or portion thereof surrendered, equal to the excess of (1)(a) in the case of an Incentive Stock Option, the per-Share Fair Market Value (as defined in the Plan) on the date of surrender or (b) in the case of a Nonqualified Stock Option, the higher of (x) the highest per-Share price at which Shares traded during the 90-day period preceding the date of the Change in Control or (y) the price per Share paid in any transaction (or series of transactions) constituting or resulting in a Change in Control or (z) the per-Share Fair Market Value on the date preceding the date of surrender, over (2) the purchase price of each Share.

     Aspiration Achievement Incentive Awards. Aspiration Achievement Incentive Awards ("Aspiration Awards") granted by the Committee will be payable based on the level of achievement of the performance measure or measures specified by the Committee, selected from the performance measures listed on Appendix A of the amended Plan, over the performance period specified by the Committee (the "Performance Cycle"). The performance measure may relate to the performance of the Corporation or its subsidiaries or divisions, or any combination of the foregoing, and the Performance Cycle will equal or exceed two years. Performance measures and the length of the Performance Cycle will be determined by the Committee at or near the beginning of the Performance Cycle when the Aspiration Award is granted. Performance levels may be absolute or relative and may be expressed in terms of a progression within a specified range. The agreement setting forth the grant of an Aspiration Award may provide for such adjustments to performance as the Committee deems appropriate and are not inconsistent with
Section 162(m) of the Code. Aspiration Awards may also include performance levels that relate to individual achievements or goals. Except with respect to Named Executive Officers, the Committee may establish performance measures in addition to those specified in the Plan; moreover, the Committee may establish additional performance measures with respect to Named Executive Officers without stockholder approval if laws change to give the Committee that discretion. No Participant may receive an Aspiration Award in excess of $4 million with respect to a single Performance Cycle.

     After the applicable Performance Cycle has ended, the Committee may adjust the achieved performance levels to exclude the effects of unusual charges or income items or other events, such as acquisitions or divestitures, which are distortive of financial results for the Performance Cycle; provided that with respect to Named Executive Officers, the Committee must, and can only, exclude items with the effect of increasing the Aspiration Award payable if such items constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles. The Committee will also adjust performance calculations to exclude the unanticipated effect on financial results of changes in tax laws or regulations. The Committee is allowed to decrease the Aspiration Award otherwise payable if the performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the applicable performance measure was achieved. The agreement evidencing the granting of an Aspiration Award may provide the Committee with the right to revise performance levels and Aspiration Awards payable if unforeseen events occur which have a substantial effect on financial results and which in the Committee's judgment make the application of the performance levels unfair; provided that for Named Executive Officers such changes must be made in a manner not inconsistent with Section 162(m) of the Code. Payment of an earned Aspiration Award will be made in cash, in Shares, or in some combination of cash and Shares, as determined by the Committee. The agreement evidencing the grant will also set forth the terms and conditions of the Aspiration Award applicable in the event of termination of the Participant's employment and in the event of a Change in Control.

     Restricted Stock. The aggregate maximum number of Shares that may be awarded under a Restricted Stock Award and an Award of Performance Shares and Units to a Participant during any fiscal year of the Corporation is 100,000. The terms of a Restricted Stock Award, including the restrictions placed on such Shares and the time or times at which such restrictions will lapse, shall be determined by the Committee at the time the Award is made. The Committee may determine at the time an Award of Restricted Stock is granted that dividends paid on Shares may be paid to the grantee or deferred. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Shares of Restricted Stock or forfeited upon the forfeiture of Shares of Restricted Stock. The agreements evidencing Awards of Restricted Stock shall set forth the terms and conditions of such Awards upon a grantee's termination of employment. Unless the Committee provides otherwise in the agreements, all restrictions on outstanding Shares of Restricted Stock will lapse upon a Change in Control.

     Performance Units and Performance Shares. Each Performance Unit will represent one Share and payments in respect of vested Performance Units will be made in cash, Shares, or Shares of Restricted Stock or any combination of the foregoing, as determined by the Committee. Performance Shares are awarded in the form of Shares of Restricted Stock. The vesting of Performance Units and Performance Shares is based upon the level of achievement of the performance measure or performance measures specified by the Committee, selected from the performance measures listed on Appendix A of the amended Plan, over the performance period specified by the Committee (the "Performance Cycle"). The performance measure may relate to the performance of the Corporation or its subsidiaries or divisions, or any combination of the foregoing. Performance measures and the length of the Performance Cycle for Performance Units and Performance Shares (which shall not be less than two years) will be determined by the Committee at the time the Award is made. The Committee may make adjustments to achieved performance levels and changes to performance measures to the same extent described under Aspiration Achievement Incentive Awards above. The agreements evidencing Awards of Performance Units and Performance Shares will set forth the terms and conditions of such Awards, including those applicable in the event of the grantee's termination of employment. The aggregate maximum number of Performance Units, Performance Shares, and Restricted Stock a Participant may be awarded for any fiscal year is 100,000.

     At the time an Award is made, the Committee will determine the total number of Performance Shares subject to an Award and the time or times at which the Performance Shares will be issued to the grantee. In addition, the Committee will determine (a) the time or times at which the awarded but not issued Performance Shares shall be issued to the grantee and (b) the time or times at which awarded and issued Performance Shares shall become vested in or forfeited by the grantee, in either case based upon the attainment of specified performance objectives within the Performance Cycle. At the time the Award of Performance Shares is made, the Committee may determine that dividends be paid or deferred on the Performance Shares issued. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of restrictions on Performance Shares and forfeited upon the forfeiture of Performance Shares. Upon a Change in Control, unless the Committee provides otherwise in the agreement evidencing the Award,

(x) a percentage of Performance Units, as determined by the Committee at the time an Award of Performance Units is made, will become vested and the grantee will be entitled to receive a cash payment equal to the per Share adjusted Fair Market Value multiplied by the number of Performance Units which become vested, and (y) with respect to Performance Shares, all restrictions shall lapse on a percentage of the Performance Shares, as determined by the Committee at the time the Award of Performance Shares is made.

FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN AWARDS

     An optionee will not recognize taxable income upon grant or exercise of an Incentive Stock Option. However, upon the exercise of an Incentive Stock Option, the excess of the fair market value of the Shares received over the exercise price of the Shares subject to such Stock Option will be treated as an adjustment to alternative minimum taxable income. Any dividends paid on Shares will be taxable as ordinary income in the taxable year in which the dividend is received. The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an Incentive Stock Option, except as discussed below.

     In order for the exercise of an Incentive Stock Option to qualify for favorable tax treatment, the optionee generally must be an employee of the Corporation, parent, or a subsidiary (within the meaning of Section 422 of the Code) from the date the Incentive Stock Option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, the three-month period for exercise following termination of employment may be extended to one year. In the case of an optionee's death, the time for exercising Incentive Stock Options after termination of employment and the holding period for stock received pursuant to the exercise of the Incentive Stock Options are waived.

     If all of the requirements for Incentive Stock Option treatment are met and the optionee has held the Shares for at least two years after the date of grant and for at least one year after the date of exercise, upon disposition of the Shares by the optionee, the difference, if any, between the sales price of the Shares and the exercise price of the Stock Option will be treated as long-term capital gain or loss. If the optionee does not hold the Shares in accordance with the holding period rules set forth above, the optionee will recognize ordinary income at the time of the disposition of the Shares, generally in an amount equal to the excess of the fair market value of the Shares at the time the Stock Option was exercised over the exercise price of the Stock Option. The ordinary income recognized by an optionee upon the disposition of the Shares has been determined by the IRS not to constitute wages for purposes of applicable withholding tax requirements. The balance of the gain realized, if any, will be long-term or short-term capital gain, depending upon whether or not the Shares were sold more than one year after the Stock Option was exercised. If the optionee sells the Shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the Shares at the time the Stock Option was exercised, the amount of ordinary income will be limited to the amount realized on the sale over the exercise price of the Stock Option. The Corporation and its subsidiaries will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

     An optionee to whom a Nonqualified Stock Option is granted will recognize no income at the time of the grant of the Stock Option. Upon exercise of a Nonqualified Stock Option, an optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the exercise price of the Stock Option. If it complies with applicable withholding requirements, the Corporation and its subsidiaries will be entitled to a business expense deduction in the same amount and at the same time as the optionee recognizes ordinary income. Upon a subsequent sale or exchange of Shares acquired pursuant to the exercise of a Nonqualified Stock Option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the Shares plus the amount treated as ordinary income at the time the Stock Option was exercised).

     The Amended Plan provides that in satisfaction of the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to a Stock Option or Award, the optionee or grantee may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes.

NEW PLAN BENEFITS

     The Committee may designate the employees eligible to participate in the Plan each time it makes grants and awards under the Amended Plan. In the 1999 fiscal year, there were approximately 110 eligible employees under the Long-Term Achievement Incentive Plan, including all five executive officers.

     Set forth in the table below are the numbers of options which have been proposed to the Executive Resource and Compensation Committee for grant in January 2000 for the persons and groups identified in the table.

                NAME                                 POSITION                 NUMBER OF OPTIONS*
                ----                   -------------------------------------  ------------------
James S. Balloun.....................  Chairman, President and Chief                  **
                                       Executive Officer
George H. Gilmore, Jr................  Executive Vice President and Group           50,000
                                       President
Brock A. Hattox......................  Executive Vice President and Chief           40,000
                                       Financial Officer
David Levy...........................  Executive Vice President,                    35,000
                                       Administration and Counsel
Stewart A. Searle III................  Senior Vice President, Planning and          25,000
                                       Development
Executive Group (5 persons)**........                                              150,000**
Non-Executive Employee Group                                                       405,000(est.)
  (estimated 160 persons)............

---------------

 * Each option shown for an individual represents the right to acquire the number of shares of the Corporation's common stock shown, at an exercise price equal to the fair market value on the date of grant. As of November 8, 1999, the fair market value of a share was $32.00.
** Mr. Balloun's compensation is currently subject to review. The type and size of grants and awards he will receive in January 2000 are not currently determinable.

     Actual grants by the Committee may vary from the numbers shown above, and the proposal to the Committee is subject to change based on material changes in the stock price or other relevant factors. In addition, the first time the Committee is expected to grant Aspiration Awards under the Amended Plan is October 2000; the benefits to be received under such grants are not currently determinable.

     THE BOARD OF DIRECTORS BELIEVES IT IS IN THE BEST INTEREST OF THE CORPORATION FOR THE STOCKHOLDERS TO APPROVE THE AMENDED AND RESTATED NATIONAL SERVICE INDUSTRIES, INC. LONG-TERM ACHIEVEMENT INCENTIVE PLAN, INCLUDING THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER WHICH AWARDS MAY BE GRANTED. THE BOARD THUS RECOMMENDS THAT STOCKHOLDERS VOTE FOR ITEM NO. 2.

               ITEM NO. 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

     At the annual meeting, a proposal will be presented to ratify the appointment of Arthur Andersen LLP as independent auditors to examine the books of account and other corporate records of the Corporation for the fiscal year ending August 31, 2000. Arthur Andersen LLP has performed this function for the Corporation since 1964. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to questions of stockholders. The total amount of fees charged by Arthur Andersen LLP for their services during the fiscal year ended August 31, 1999, was $867,544, substantially all of which was for services provided in connection with annual audits, retirement plan audits, acquisition audits, and tax assistance.

                          ITEM NO. 4 -- OTHER MATTERS

     The Board of Directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

            ANNUAL MEETING IN JANUARY 2001 -- STOCKHOLDER PROPOSALS

     If a stockholder wishes to have a proposal considered for inclusion in the Corporation's proxy solicitation materials in connection with the annual meeting of stockholders to be held in January 2001, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing, and be submitted on or before July 24, 2000, to the Corporation at its principal executive offices at 1420 Peachtree Street, N.E., Atlanta, Georgia 30309,
Attention: Helen D. Haines, Vice President and Secretary. All such proposals should be sent by certified mail, return receipt requested.

     Excluding stockholder proposals filed in accordance with the proxy rules, a stockholder is required to comply with the Corporation's By-laws with respect to any proposal to be presented for action at an annual meeting of stockholders. The Corporation's By-laws, as amended effective immediately following the conclusion of the annual meeting on January 5, 2000, require each proposal to be
(i) written, (ii) delivered to, or mailed and received at, the principal executive office of the Corporation not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the Corporation first mailed proxy materials for the preceding year's annual meeting, and (iii) accompanied by (A) a brief description of the proposal and the reasons therefor, (B) the name and address of the stockholder making the proposal and any other stockholders known by such stockholder to support such proposal, (C) the class and number of shares of the Corporation's capital stock beneficially owned by all such stockholders, and (D) any financial interest of such stockholder in the proposal. If during the preceding year the Corporation did not hold an annual meeting or if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be delivered or received not later than 90 days prior to the scheduled annual meeting, and provided, further, however, that if less than 100 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be delivered or received not later than the close of business on the 10th day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made. Nothing in the By-laws requires the Corporation to include in its proxy statement and proxy for any annual meeting of stockholders any stockholder proposal which the Corporation is permitted to exclude pursuant to the rules of the Securities and Exchange Commission at the time such proposal is received.

     If a stockholder wishes to nominate a candidate for election as director at the annual meeting of stockholders to be held in January 2001, the stockholder must comply with the Corporation's By-laws with respect to director nominations. Written notice of the stockholder's intent to make such nomination must be given to the Secretary of the Corporation, at the principal executive offices of the Corporation, not later than October 7, 2000. The written notice shall set forth
(A) the name and address of the stockholder and each person whom the stockholder proposes to nominate as a director; (B) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (D) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission as then in effect; and (E) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

     The preceding two paragraphs are intended to summarize the applicable By-laws of the Corporation. These summaries are qualified in their entirety by reference to those By-laws.

     THE ANNUAL REPORT OF THE CORPORATION WHICH ACCOMPANIES THIS PROXY STATEMENT CONTAINS MUCH OF THE INFORMATION THAT IS IN THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A COPY OF THE FORM 10-K REPORT WILL BE FURNISHED TO STOCKHOLDERS UPON REQUEST WITHOUT CHARGE. REQUESTS FOR FORM 10-K REPORTS SHOULD BE SENT TO, HELEN D. HAINES, VICE PRESIDENT AND SECRETARY, NATIONAL SERVICE INDUSTRIES, INC., 1420 PEACHTREE STREET, N.E., MAILSTOP 809, ATLANTA, GEORGIA 30309.

                                          By order of the Board of Directors,

                                      /s/ Helen D. Haines
                                          HELEN D. HAINES
                                          Vice President and Secretary

                                                                       EXHIBIT A

                       NATIONAL SERVICE INDUSTRIES, INC.

                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN
           (As Amended and Restated Effective as of January 5, 2000)

     1. PURPOSE. The purposes of the amended and restated National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Plan") are to provide additional incentives to those officers and key executives of National Service Industries, Inc. (the "Company") and its Subsidiaries (as hereinafter defined) whose substantial contributions are essential to the continued growth and profitability of the Company's businesses, to strengthen their commitment to the Company and its Subsidiaries, to further motivate those officers and other executives to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent and dedicated individuals whose efforts will result in the long term growth and profitability of the Company and, over time, appreciation in the market value of its stock. To accomplish these purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Aspiration Achievement Incentive Awards, Restricted Stock, Performance Units and Performance Shares (as each term is hereinafter defined).

     2. DEFINITIONS.  For purposes of the Plan:

          (a) "ADJUSTED FAIR MARKET VALUE" means in the event of a Change in Control, the greater of (i) the highest price per share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

          (b) "AGREEMENT" means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

          (c) "ASPIRATION ACHIEVEMENT INCENTIVE AWARD" or "ASPIRATION AWARD" means an Award granted to an Eligible Employee, as described in Section 7 of the Plan.

          (d) "AWARD" means a grant of an Aspiration Award, Restricted Stock, Performance Awards, or any or all of them.

          (e) "BOARD" means the Board of Directors of the Company.

          (f) "CHANGE IN CAPITALIZATION" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise, which in the judgment of the Committee is material or significant.

          (g) "CHANGE IN CONTROL" means any of the following events:

             (i) The acquisition (other than from the Company) by any "Person" (as the term is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

             (ii) The individuals who, as of October 15, 1999, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

             (iii) Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or
        (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section 2(g)(i), solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities, under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          (h) "CODE" means the Internal Revenue Code of 1986, as amended.

          (i) "COMMITTEE" means a committee consisting of two or more members of the Board who are appointed by the Board to administer the Plan and to perform the functions set forth herein.

          (j) "COMPANY" means National Service Industries, Inc., a Delaware corporation, or any successor corporation.

          (k) "DISABILITY" means a physical or mental infirmity which impairs the Optionee's or Grantee's ability to substantially perform his duties for a period of one hundred eighty (180) consecutive days.

          (l) "DIVISION" means any of the operating units or divisions of the Company, or its Subsidiaries, designated as a Division by the Committee.

          (m) "ELIGIBLE EMPLOYEE" means any officer or other designated employee of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards, subject to the conditions set forth herein.

          (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          (o) "FAIR MARKET VALUE" means the fair market value of the Shares as determined in good faith by the Committee; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported,
     (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to Quotation on NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

          (p) "GRANTEE" means a person to whom an Award has been granted under the Plan.

          (q) "INCENTIVE STOCK OPTION" means an Option within the meaning of
     Section 422 of the Code.

          (r) "NAMED EXECUTIVE OFFICER" means an Eligible Employee who as of the date of grant, vesting and/or payout of an Award or Option is deemed by the Committee to be a "covered employee" as defined in Code Section 162(m) and the regulations thereunder.

          (s) "NONQUALIFIED STOCK OPTION" means an Option which is not an Incentive Stock Option.

          (t) "OPTION" means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them.

          (u) "OPTIONEE" means a person to whom an Option has been granted under the Plan.

          (v) "PARTICIPANT" means an Eligible Employee who has an outstanding Award or Option under the Plan.

          (w) "PERFORMANCE AWARDS" means Performance Units, Performance Shares or either or both of them.

          (x) "PERFORMANCE CYCLE" means the time period specified by the Committee at the time an Aspiration Award or a Performance Award is granted during which the performance of the Company, a Subsidiary or a Division will be measured, which period shall be at least two fiscal years.

          (y) "PERFORMANCE SHARES" means Restricted Stock granted under Section 9 of the Plan.

          (z) "PERFORMANCE UNIT" means Performance Units granted under Section 9 of the Plan.

          (aa) "RESTRICTED STOCK" means Shares issued or transferred to an Eligible Employee which are subject to restrictions. Restricted Stock may be subject to restrictions which lapse over time without regard to the performance of the Company, a Subsidiary or a Division, pursuant to Section 8 hereof, or may be awarded as Performance Shares pursuant to Section 9 hereof.

          (bb) "RETIREMENT" means the voluntary termination of employment by the Grantee or Optionee at any time on or after the Grantee or Optionee attains age 65.

          (cc) "SHARES" means the common stock, par value $1.00 per share, of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization).

          (dd) "SUBSIDIARY" means any corporation in an unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The term "Subsidiary" shall also include a partnership in which the Company or a Subsidiary owns 50% or more of the profits interest or capital interest in the partnership.

          (ee) "SUCCESSOR CORPORATION" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes an Option in a transaction to which Section 424(a) of the Code applies.

          (ff) "TEN-PERCENT STOCKHOLDER" means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

          (gg) "TERMINATION FOR CAUSE" means the Optionee or Grantee has terminated employment and has been found by the Committee to be guilty of theft, embezzlement, fraud or misappropriation of the Company's property or any action which, if the individual were an officer of the Company, would constitute a breach of fiduciary duty.

     3. ADMINISTRATION.

          (a) The Plan shall be administered by the Committee which shall hold such meetings as may be necessary for the proper administration of the Plan. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, or any Agreements, Options or Awards under the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

          (b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

             (i) to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

             (ii) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the amount of Aspiration Award and Shares payable, the number of Performance Units, Performance Shares, and/or shares of Restricted Stock, to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions or performance criteria relating to such Award, the maximum value of each Award, and to make any amendment or modification to any Agreement consistent with the terms of the Plan;

        provided, however, that the Board can exercise any of the powers set forth in this Section 3(b), subject to any limitations imposed by Code
        Section 162(m) or Rule 16b-3 under the Exchange Act.

          (c) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

             (i) to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, a Subsidiary, and the Optionees and Grantees, as the case may be;

             (ii) to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

             (iii) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan;

             (iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4. SHARES SUBJECT TO PROGRAM.

          (a) The maximum number of Shares that may be issued or transferred pursuant to Options and Awards under the Plan is 5,750,000 Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to Section 11) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such numbers of shares as shall be determined by the Board.

          (b) Not more than an aggregate of thirty percent (30%) of the Shares referred to in Section 4(a) may be issued or transferred in connection with Aspiration Achievement Incentive Awards made pursuant to Section 7, Awards of Restricted Stock made pursuant to Section 8, and Awards of Performance Shares and Performance Units pursuant to Section 9.

          (c) Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason (other than by exercise of the Option), the Shares allocable to the canceled or otherwise terminated portion of such Option or Award may again be the subject of Options and Awards hereunder.

          (d) Whenever any Shares subject to an Award or Option are forfeited for any reason pursuant to the terms of the Plan, such shares may again be the subject of Options and Awards hereunder.

          (e) With respect to Shares used to exercise an Option or for tax withholding, the Committee shall, in its discretion and in accordance with applicable law, determine whether to include such shares in determining the maximum number of Shares that may be issued under the Plan.

     5. ELIGIBILITY. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options and/or Awards; provided, however, that no Eligible Employee shall receive any Incentive Stock Options unless he is an employee of the Company or a Subsidiary (other than a Subsidiary that is a partnership) at the time the Incentive Stock Option is granted.

     6. OPTIONS. The Committee may grant Options in accordance with the Plan and the terms and conditions of the Option shall be set forth in an Agreement. The Committee shall have sole discretion in determining the number of Shares underlying each Option to grant a Participant; provided, however, that in the case of any Incentive Stock Option granted under the Plan, the aggregate Fair Market Value (determined at the time such Option is granted) of the Shares to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) shall not exceed $100,000. The maximum number of Shares subject to Options which can be granted under the Plan during a fiscal year of the Company to any Participant, including a Named Executive Officer, is 500,000 Shares. Each Option and Agreement shall be subject to the following conditions:

          (a) PURCHASE PRICE. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement, provided, that the purchase price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

          (b) DURATION. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five
     (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

          (c) NON-TRANSFERABILITY. Unless the Committee otherwise provides in the Agreement, no Option granted hereunder shall be transferable by the Optionee, otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          (d) VESTING. Subject to Section 6(h) hereof, each Option shall be exercisable in such installments (which need not be equal or the same for each Optionee) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

          (e) METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Committee in its discretion, in cash, by check, or by transferring Shares to the Company or by attesting to the ownership of Shares upon such terms and conditions as determined by the Committee. The written notice pursuant to this Section 6(e) may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares the Optionee transfers to the Company or attests to owning as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          (f) RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and
     (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the

     Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

          (g) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Option upon the termination of the Optionee's employment with the Company, a Subsidiary or a Division (including an Optionee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), as the Committee may, in its discretion, determine at the time the Option is granted or thereafter, provided, however no Option shall be exercisable beyond its maximum term as described in Section 6(b) hereof.

          (h) EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in the amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, at the time of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option.

          (i) MODIFICATION. Subject to the terms of the Plan, the Committee may, in its discretion, modify outstanding Options. Notwithstanding the foregoing, (a) no modification of an Option shall adversely alter or impair any rights or obligations under the Agreement without the Optionee's consent, and (b) the Committee shall not have authority to modify outstanding options or accept the surrender of outstanding options and grant new options in substitution for them or to change the exercise price of any outstanding Option.

     7. ASPIRATION ACHIEVEMENT INCENTIVE AWARDS.

          (a) GRANT OF ASPIRATION AWARDS. Subject to the terms of the Plan, the Committee may grant Aspiration Awards to Eligible Employees. The Committee shall have the discretion to determine the amount of each Aspiration Award and the other terms and conditions relating to the grant of such awards.

          (b) TERMS OF ASPIRATION AWARDS. The following rules shall apply to the Aspiration Awards:

             (i) Prior to or at the beginning of the Performance Cycle (or within such time period as is permitted by Code Section 162(m) and the regulations thereunder), the Committee shall determine, based upon the Participant's salary and level of responsibility, the Aspiration Award applicable to the Participant. The Award will contain performance levels related to the Performance Measure(s) that will determine the actual award the Participant will receive at the end of the Performance Cycle. The Committee will select one or more of the Performance Measures listed on Appendix A (which objectives may be different for different Participants or Performance Cycles) for purposes of the Aspiration Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries on a consolidated basis, or a Subsidiary or a Division, or some combination of the foregoing. Performance levels with respect to a Performance Measure may be absolute or relative and may be expressed in terms of a progression within a specified range. The agreement for an Aspiration Award may provide for such adjustments to the financial performance of the Company (or a Division or Subsidiary) for the Performance Cycle as the Committee deems appropriate and are not inconsistent with Code Section 162(m). Aspiration Awards may also include performance levels that relate to individual achievements or goals. Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Aspiration Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

             (ii) No Participant may receive an Aspiration Award in excess of $4 million with respect to a single Performance Cycle.

          (c) EARNING OF ASPIRATION AWARDS. After the applicable Performance Cycle has ended, the Committee shall certify the extent to which the performance levels for the Performance Measure(s) have been achieved. In addition to any adjustments provided for by the Agreement, the Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, or other events (such as acquisitions or divestitures and equity and other restructurings), which are distortive of financial results for the Performance Cycle; provided, that, with respect to Named Executive Officers, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles and all such events and items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee's view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

          The Agreement may provide the Committee with the right, during a Performance Cycle or after it has ended, to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner that is not inconsistent with Code Section 162(m).

          (d) FORM AND TIMING OF PAYMENT OF ASPIRATION AWARDS. The Agreement shall set forth the manner in which payment of earned Aspiration Awards will be made. Payment will be made in cash or in Shares, or in a combination of cash and Shares, as determined by the Committee in the Agreement. Payment will be made as soon as practical after the end of the Performance Cycle to which the Award relates. Unless the Committee provides otherwise in the Agreement, for purposes of the portion of the Award paid in Shares, the Shares shall be valued as the average of their Fair Market Value for the last 10 trading days of the Performance Cycle. Notwithstanding the foregoing, the Committee may permit a Participant to elect to surrender all or a portion of an earned Aspiration Award in exchange for Options upon such terms and conditions as may be established by the Committee. The Committee may, in its sole discretion, defer payment of an Award or a portion thereof and provide for payment at a later date, if the Committee believes such payment if not deferred would violate
     Section 162(m).

          (e) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Aspiration Award upon the termination of the Participant's employment with the Company, Subsidiary or a Division (including a Participant's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division), as the Committee may, in its discretion, determine at the time the Aspiration Award is granted or thereafter.

          (f) NONTRANSFERABILITY. Unless the Agreement provides otherwise, Aspiration Awards may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than, if amounts are payable after the Participant's death, by will or by the laws of descent and distribution.

          (g) EFFECT OF CHANGE IN CONTROL. In the event of a Change in Control, the Participant shall earn and become entitled to payment of such portion of the Aspiration Award as set forth in the Agreement. The time of payment of the Aspiration Award and the form of such payment shall also be as set forth in the Agreement.

     8. RESTRICTED STOCK. The Committee may grant Awards of Restricted Stock, and may issue Shares of Restricted Stock in payment in respect of Aspiration Awards or vested Performance Units (as hereinafter provided in Section 9(b)), which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock. Notwithstanding the foregoing, no modification of an award shall adversely alter or impair any rights or obligations under the Agreement without the Grantee's consent. The aggregate maximum number of Shares that may be awarded under a Restricted Stock Award and an Award of Performance Shares and Performance Units to a Participant during any fiscal year of the Company is 100,000 Shares and Units. Awards of Restricted Stock shall be subject to the following terms and provisions:

          (a) RIGHTS OF GRANTEE. Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

          (b) NONTRANSFERABILITY. Unless the Agreement provides otherwise, until any restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 8(c), such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

          (c) LAPSE OF RESTRICTIONS.

             (i) GENERALLY. Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement.

             (ii) EFFECT OF CHANGE IN CONTROL. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock (other than Performance Shares) shall lapse immediately and all such Shares shall become fully vested in the Grantee.

          (d) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Grantee's employment with the Company, a Subsidiary or a Division (including a forfeiture of Shares for which the restrictions have not lapsed upon Grantee's ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

          (e) TREATMENT OF DIVIDENDS. At the time the Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be
     (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the lapsing of restrictions imposed on such Shares, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares pursuant to Section 8(d) or otherwise.

          (f) DELIVERY OF SHARES. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder (except any restrictions under Section 17).

     9. PERFORMANCE AWARDS.

          (a) PERFORMANCE OBJECTIVES. The Committee will select one or more of the Performance Measures listed on Appendix A attached hereto for purposes of Performance Awards under the Plan. Performance Measures may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Subsidiary or a Division, or any combination of the foregoing. Performance Awards may also include performance levels that relate to individual achievements or goals. Performance objectives may be absolute or relative and may be expressed in terms of a progression within a specified range, with the Grantee becoming vested in (i) a minimum percentage of such Performance Awards in the event the Minimum Acceptable Objective is met or, if surpassed, a greater percentage (ii) an intermediate percentage of such Performance Awards in the event the Good Objective is met or, if surpassed, a greater percentage and (iii) one hundred percent (100%) of such Performance Awards in the event the Maximum Realistic Objective is met or surpassed. In addition to adjustments provided for by the Agreement, the Committee may, in determining whether the performance levels have been met, adjust the financial results for a Performance Cycle to exclude the effect of unusual charges or income items, or other events (such as acquisition or divestitures and equity and other restructurings), which are distortive of financial results for the Performance Cycle; provided, that, with respect to Named Executive Officers, in determining financial results, items whose exclusion from consideration will increase the Award shall only have their effects excluded if they constitute "extraordinary" or "unusual" events or items under generally accepted accounting principles and all such events and items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee may decrease the amount of an Award otherwise payable if, in the Committee's view, the financial performance during the Performance Cycle justifies such adjustment, regardless of the extent to which the Performance Measure was achieved.

          The Agreement may provide the Committee with the right, during a Performance Cycle or after it has ended, to revise the performance levels for the Performance Measure and the Award amounts, if unforeseen events (including, without limitation, a Change in Capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the judgment of the Committee make the application of the performance levels unfair unless a revision is made. For Named Executive Officers, such changes shall be made in a manner that is not inconsistent with Code Section 162(m).

          Except with respect to Named Executive Officers, the Committee may establish additional Performance Measures for purposes of Performance Awards under the Plan. Further, in the event that applicable tax and/or securities laws (including, but not limited to, Code Section 162(m) and Section 16 of the Exchange Act) change to permit Committee discretion to alter the governing Performance Measures for Named Executive Officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

          The aggregate maximum number of Performance Units and Performance Shares and Shares of Restricted Stock a Participant may be awarded for any fiscal year of the Company shall be 100,000 Units and Shares.

          (b) PERFORMANCE UNITS. The Committee may grant Performance Units, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Performance Unit shall, contingent upon the attainment of specified performance objectives within the Performance Cycle, represent one (1) Share. Each Agreement shall specify the number of the Performance Units to which it relates, the performance objectives which must be satisfied in order for the Performance Units to vest, the Performance Cycle within which such objectives must be satisfied, and the form of payment in respect of vested Performance Units.

             (i) VESTING AND FORFEITURE. A Grantee shall become vested with respect to the Performance Units to the extent that the performance objectives set forth in the Agreement are satisfied for the Performance Cycle. Subject to Section 9(d) hereof, if the Minimum Acceptable Objective specified in the Agreement is not satisfied for the applicable Performance Cycle, the Grantee's rights with respect to the Performance Units shall be forfeited.

             (ii) PAYMENT OF AWARDS. Payment of Performance Units to Grantees in respect of vested Performance Units shall be made within sixty (60) days after the last day of the Performance Cycle to which such Award relates. Subject to Section 9(d), such payments may be made entirely in Shares, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion, shall determine at any time prior to such payment, provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock at the time the Award is granted. Except as provided in Section 9(d), and except as the Committee otherwise provides in the Agreement, if payment is made in the form of cash, the amount payable in respect of any Share shall be equal to the average of the Fair Market Value of such Share for the last ten trading days of the Performance Cycle.

             (iii) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Award of Performance Units upon the termination of the Grantee's employment with the Company, a Subsidiary, or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

          (c) PERFORMANCE SHARES. The Committee, in its discretion, may grant Awards of Performance Shares and shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, if any, and the terms and conditions as the Committee may, in its discretion, require, and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

             (i) RIGHTS OF GRANTEE. The Committee shall provide at the time an Award of Performance Shares is made, the time or times at which the Performance Shares granted pursuant to such Award hereunder shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

             (ii) NONTRANSFERABILITY. Unless the Agreement provides otherwise, until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 9(c)(3) or 9(d), such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

             (iii) LAPSE OF RESTRICTIONS. Subject to Section 9(d), restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of performance objectives as the Committee may, in its discretion, determine at the time an Award is granted.

             (iv) TERMINATION OF EMPLOYMENT. The Agreement shall set forth the terms and conditions of the Award of Performance Shares upon the termination of the Grantee's employment with the Company, a Subsidiary or a Division (including a Grantee's ceasing to be employed by a Subsidiary or Division as a result of the sale of such Subsidiary or Division or an interest in such Subsidiary or Division) as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

             (v) TREATMENT OF DIVIDENDS. At the time the Award of Performance Shares is granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on Performance Shares issued by the Company to the Grantee shall be (i) deferred until the lapsing of the restrictions imposed upon such Performance Shares and (ii) held by the Company for the account of the Grantee until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payments of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the lapsing of restrictions imposed on such Performance Shares, except that any dividends deferred (together with any interest accrued thereon) in respect of any Performance Shares shall be forfeited upon the forfeiture of such Performance Shares pursuant to Section 9(c)(iv) or otherwise.

             (vi) DELIVERY OF SHARES. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

          (d) EFFECT OF CHANGE IN CONTROL. Unless the Agreement provides otherwise, in the event of a Change in Control:

             (i) With respect to the Performance Units, the Grantee shall (i) become vested in a percentage of Performance Unit as determined by the Committee at the time of the Award of such Performance Units and as set forth in the Agreement and (ii) be entitled to receive in respect of all Performance Units which become vested as a result of a Change in Control, a cash payment within ten (10) days after such Change in Control equal to the product of the Adjusted Fair Market Value of a Share multiplied by the number of Performance Units which become vested in accordance with this Section 9(d); and

             (ii) With respect to the Performance Shares, all restrictions shall lapse immediately on all or a portion of the Performance Shares as determined by the Committee at the time of the Award of such Performance Shares and as set forth in the Agreement.

          (e) NONTRANSFERABILITY. Unless the Agreement provides otherwise, no Performance Awards shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution.

          (f) DEFINITIONS. For purposes of Performance Awards, the following definitions shall apply:

             (i) "GOOD OBJECTIVE" means a challenging and above average level of performance of the Company, a Subsidiary or a Division during a Performance Cycle for which a performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

             (ii) "MAXIMUM REALISTIC OBJECTIVE" means an excellent level of performance of the Company, a Subsidiary or a Division during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

             (iii) "MINIMUM ACCEPTABLE OBJECTIVE" means a minimum level of performance of the Company, a Subsidiary or a Division during a Performance Cycle for which a Performance Award is granted, as determined by the Committee at the time such Performance Award is granted.

     10. LOANS.

          (a) The Company or any Subsidiary may make loans to a Grantee or Optionee in connection with the exercise of an Option, subject to the following terms and conditions and such other terms and conditions not inconsistent with the Program including the rate of interest, if any, as the Committee shall impose from time to time.

          (b) No loan made under the Program shall exceed the sum of (i) the aggregate purchase price payable pursuant to the Option with respect to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the Optionee or Grantee with respect to the Option or Award. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of any such Shares.

          (c) No loan shall have an initial term exceeding ten (10) years; provided, however, that loans under the Program shall be renewable at the discretion of the Committee.

          (d) Loans under the Program may be satisfied by an Optionee or Grantee, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part by the transfer to the Company of Shares whose Fair Market Value on the date preceding the date of such payment is equal to the cash amount for which such Shares are transferred.

          (e) A loan shall be secured by a pledge of Shares with a Fair Market Value of not less than the principal amount of the loan. After partial repayment of a loan, pledged Shares no longer required as security may be released into escrow or pursuant to the terms of the Option, Award or escrow agreement to the Optionee or Grantee.

     11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

          (a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Program, the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Program, and the purchase price therefor, if applicable.

          (b) Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          (c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock, securities, Aspiration Awards, Performance Units or Performance Shares (other than rights or warrants to purchase securities), such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Aspiration Awards, Performance Units or Performance Shares pursuant to the Award or Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

     12. EFFECT OF CERTAIN TRANSACTIONS. Subject to Sections 6(h), 7(g), 8(c)(ii) and 9(d), in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms and each Optionee and Grantee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or Award or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.

     13. RELEASE OF FINANCIAL INFORMATION. A copy of the Company's annual report to stockholders shall be delivered to each Optionee and Grantee at the time such report is distributed to the Company's stockholders. Upon reasonable request the Company shall furnish as soon as reasonably practicable, to each Optionee and Grantee a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company's prior fiscal year.

     14. TERMINATION AND AMENDMENT OF THE PLAN.

          (a) The Plan shall terminate on September 18, 2006, and no Option or Award may be granted thereafter. The Board may sooner terminate or amend the Plan (other than to reduce the rights of Optionees and Grantees, as the case may be, under Sections 6(h), 7(g), 8(c)(ii) and 9(d), at any time and from time to time; provided, however, that to the extent legally required, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting.

          (b) Except as provided in Sections 11 and 12 hereof, rights and obligations under any Option or Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Optionee or Grantee, as the case may be.

     15. NONEXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     16. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

          (b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          (c) limit in any way the right of the Company to terminate the employment of any person at any time (with or without Cause); or

          (d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person in any particular position at any particular rate of compensation or for any particular period of time.

     17. REGULATION AND OTHER APPROVALS; GOVERNING LAW.

          (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof, except to the extent that such law is preempted by federal law.

          (b) The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

          (c) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          (d) The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the code and regulations promulgated thereunder.

          (e) Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          (f) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares (including upon exercise of an Option), to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

          (g) In the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Option under the Plan, the Committee may, subject to this Section 17, make any adjustments it deems appropriate in such Award or Option.

     18. MISCELLANEOUS.

          (a) MULTIPLE AGREEMENTS. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee. The grant of multiple Options and/or Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

          (b) WITHHOLDING OF TAXES.

             (1) The Company shall have the right to deduct from any distribution of cash to any Optionee or Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option or Award. If an Optionee or Grantee is entitled to receive Shares upon exercise of an Option or pursuant to an Award, the Optionee or Grantee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the Withholding Taxes to the Company, the Optionee or Grantee may make an irrevocable written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option or pursuant to an Award having an aggregate Fair Market Value equal to the Withholding Taxes.

             (2) If an Optionee makes a disposition, within the meaning of
        Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.

          (c) DESIGNATION OF BENEFICIARY. To the extent applicable to the type of Award, each Grantee (other than an Optionee) may designate a person or persons to receive in the event of his or her death, any Award or any amount payable pursuant thereto, to which he or she would then be entitled under the terms of the Plan. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing.

          (d) DEFERRAL. The Committee may permit a Participant to defer to another plan or program such Participant's receipt of Shares or cash that would otherwise be due to such Participant by virtue of the exercise of an Option, earning of an Aspiration Award, the vesting of Restricted Stock or the earning of Performance Awards. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     19. EFFECTIVE DATE. This amended and restated Plan shall be effective January 5, 2000 and shall apply to Awards made on or after that date. Except where the Committee provides otherwise, Awards made prior to that date shall remain subject to prior provisions of the Plan.

                                   APPENDIX A
                                       TO
                       NATIONAL SERVICE INDUSTRIES, INC.
                      LONG-TERM ACHIEVEMENT INCENTIVE PLAN

             PERFORMANCE MEASURE                           GENERAL DEFINITION
             -------------------                           ------------------
AATP Margin................................. AATP divided by Sales
Adjusted After-Tax Profit (AATP)............ APTP minus book income taxes (reported tax rate applied to APTP)
Adjusted Pre-Tax Profit (APTP).............. Income before provision for income taxes plus interest expense plus implied interest on
                                             capitalized operating leases. The measure may
                                             include or exclude income from discontinued
                                             operations, extraordinary items, changes in
                                             accounting principles, and restructuring
                                             expense.
Capitalized Economic Profit................. Economic Profit divided by a predetermined rate reflecting the cost of capital
Capitalized Entity Value.................... Sum of average invested capital in the business and the Capitalized Economic Profit
Capitalized Equity Value.................... Capitalized Entity Value minus total debt
Cashflow.................................... Net cash provided by operating activities less net cash used for investing activities
Cashflow Return on Capital.................. Cashflow divided by average invested capital
Cashflow Return on Capitalized Entity/Equity Cashflow divided by Capitalized Entity/Equity
  Value..................................... Value
Earnings Per Share.......................... Primary or fully diluted earnings per share
Economic Profit............................. AATP minus a charge for capital
Net Income.................................. Net income as reported in NSI's annual financial statements or the books and records
                                             of its segments. The measure may include or
                                             exclude income from discontinued operations,
                                             extraordinary items, changes in accounting
                                             principles, and restructuring expense.
Net Income Return on Capital................ Net Income divided by average invested capital
Return on Assets (ROA)...................... Net Income divided by average total assets
Return on Equity (ROE)...................... Net Income divided by average stockholders'
                                             equity
Return on Gross Investment.................. Sum of Net Income plus depreciation divided by sum of average invested capital plus
                                             accumulated depreciation
Return on Invested Capital.................. Net Income or AATP divided by average invested capital
Return on Net Assets (RONA)................. Net Income, APTP, or income before taxes, divided by average net assets
Sales....................................... Net sales of products and service revenues
Sales Growth................................ Percentage change in Sales from year to year
Total Return to Shareholders................ Percentage change in shareholder value (stock price plus reinvested dividends)

PROXY

                       NATIONAL SERVICE INDUSTRIES, INC.
                  ANNUAL STOCKHOLDERS MEETING JANUARY 5, 2000
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned does hereby appoint JAMES S. BALLOUN, DAVID LEVY and HELEN D. HAINES, and each of them, proxies of the undersigned with full power of substitution in each of them to vote at the annual meeting of stockholders of the Corporation to be held on January 5, 2000 at 10:00 A.M., and at any and all adjournments thereof, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows on the reverse, and in their discretion upon all other matters brought before the meeting.

Change of Address                             Comments

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          IF VOTING BY MAIL, PLEASE VOTE, DATE AND SIGN ON REVERSE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          ------------------------------------------------------------


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                            - FOLD AND DETACH HERE -


                                   [NSI LOGO]

                          ANNUAL MEETING PARKING PASS
                                JANUARY 5, 2000

Parking for stockholders attending the Annual Meeting will be available in the Woodruff Arts Center parking deck on Lombardy Way at the rear of the Arts Center and at the AT&T parking deck on 15th Street.

As you exit the parking decks, present this parking pass to the attendant.


                                     [MAP]

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS, 1, 2, AND 3
                  THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

                    FOR
                    ALL     WITHHOLD
                 NOMINEES   AUTHORITY
                                        Nominees for Director:
1. Nominees for    [ ]        [ ]        (01) James S. Balloun          (07) Sam Nunn
   Director:                             (02) Leslie M. Baker, Jr.      (08) Ray M. Robinson
For, except vote withheld from the       (03) John L. Clendenin         (09) Herman J. Russell
following nominee(s):                    (04) Thomas C. Gallagher       (10) Betty L. Siegel
                                         (05) David Levy                (11) Kathy Brittain White
                                         (06) Bernard Marcus            (12) Barrie A. Wigmore
-----------------------------------                                     (13) Neil Williams
                                               FOR      AGAINST      ABSTAIN
2. Approval of amended and restated            [ ]        [ ]          [ ]
   National Service Industries, Inc.
   Long-Term Achievement
   Incentive Plan.

3. Ratification of appointment of              [ ]        [ ]          [ ]
   Arthur Andersen LLP as
   independent auditors for the
   Corporation.

Mark box at right if an address                [ ]
change or comment has been
noted on the reverse side of
this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

SIGNATURE(S)                                                   DATE
            ----------------------------------------------         -------------
If voting by mail, please date this proxy and sign exactly as your name, or names, appear hereon. Where there is more than one owner, each must sign. When signing in fiduciary or representative capacity, please give full title as such.

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                            - FOLD AND DETACH HERE -



                                   [NSI LOGO]


Dear Stockholder:

National Service Industries, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the Internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above and the last four digits of your Social Security number are required to access the system.

1. To vote over the Internet:
     - Log on to the Internet and go to the web site http://www.eproxyvote.com/nsi

2. To vote over the telephone:
     - On a touch-tone telephone call 1-800-PRX-VOTE (1-877-779-8683) 24 hours a day 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, please do not mail back your proxy card.